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                                                                Exhibit 99.23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1/A (No. 333-210276) of our report dated April 23, 2018 relating to the consolidated financial statements of MONY Life Insurance Company of America, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 24, 2018